Calculation of Filing Fee Tables

Form N-2

(Form Type)

Fidelity Private Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares of beneficial interest, $0.01 par value per Share	457(o)	$1,000,000,000	—	$1,000,000,000	.0000927	$92,700

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

				Total Offering Amount		$1,000,000,000		$92,700

				Total Fees to Be Paid				$92,700

				Total Fees Previously Paid				—

				Net Fee Due				$92,700

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.